UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

WGNB CORP.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-30805 (Commission File Number)	58-1640130 (IRS Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 10, 2006, H.B. Lipham, III, was appointed to serve on the Board of Directors of WGNB Corp. (the “Company”) as a Class III director to fill the vacancy resulting from the resignation of L. Leighton Alston. Mr. Lipham’s term as a Class III director will expire at the Company’s 2009 Annual Meeting of Shareholders.

Mr. Lipham, age 40, has been employed by West Georgia National Bank, a wholly-owned subsidiary of the Company, in various capacities since 1994 and became President and a director of the Bank in 2004. He became the interim Chief Executive Officer of both the Company and the Bank in February 2006. Mr. Lipham holds a BBA in Accounting from the University of West Georgia and is a graduate of the University of Georgia Banking School.

There are no special arrangements or understandings between Mr. Lipham and any other persons relating to his appointment to the Board of Directors. As with other members who serve on the Board of Directors, Mr. Lipham will receive a retainer of $300 per month, a board meeting fee of $900 for each board meeting attended and a committee meeting fee of $250 for each committee meeting attended. Mr. Lipham will serve on the Executive Committee of WGNB Corp. He also serves on a number of Bank committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: October 12, 2006	By:	/s/ Steven J. Haack
Steven J. Haack
Treasurer (Principal Financial Officer)